EXHIBIT 10.9
ESTABLISHMENT LABS HOLDINGS INC.
2018 EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT
THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”) is by and between Establishment Labs Holdings Inc., a British Virgin Islands company (the “Company”), and the Participant (the “Participant”).
Pursuant to the Establishment Labs Holdings Inc. 2018 Equity Incentive Plan (the “Plan”), the Company has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of share units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.
Participant:
Grant Number:
Award Date:
Vesting Commencement Date:
Number of Shares Granted:

1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.
2.Grant. Subject to the terms of this Agreement, the Company hereby grants to the Participant an Award with respect to the aggregate number of share units set forth above (subject to adjustment as provided in Section 14(a) of the Plan) (the “Restricted Share Units”). As used herein, the term “share unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Shares (subject to adjustment as provided in Section 14(a) of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Share Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Restricted Share Units vest pursuant to Section 3. The Restricted Share Units shall not be treated as property or as a trust fund of any kind.
3.Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to twenty-five percent (25%) of the total number of Restricted Share Units (subject to adjustment under Section 14(a) of the Plan) on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date.

From time to time, the Company may present Participant with revised or replacement employment, non-disclosure and/or restrictive covenant agreements for Participant's execution in connection with customary updates in the Company's reasonable business interest. Subject to applicable law and, unless otherwise agreed in writing by Company's CEO or CFO, should any such agreements be presented to Participant, the then-unvested portion of this Award shall vest contingent and effective upon Participant's execution of the agreement(s) presented.
4.Continuance of Employment/Service. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.
Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or services, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.
5.Dividend and Voting Rights.
(a)    Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Restricted Share Units and any Common Shares underlying or issuable in respect of such Restricted Share Units until such Common Shares are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.
(b)    Dividend Equivalent Rights Distributions. As of any date that the Company pays an ordinary cash dividend on its Common Shares, the Company shall credit the Participant with an additional number of Restricted Share Units equal to (i) the per share cash dividend paid by the Company on its Common Shares on such date, multiplied by (ii) the total number of Restricted Share Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 14(a) of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Shares on the date of payment of such dividend. Any Restricted Share Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Restricted Share Units to which they relate. No crediting of Restricted Share Units shall be made pursuant to this Section 5(b) with respect to any Restricted Share Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.
6.Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.
7.Timing and Manner of Payment of Restricted Share Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 hereof or Section 14 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Company shall deliver to the Participant a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Restricted Share Units subject to this Award that vest on the applicable vesting date, unless such Restricted Share Units terminate prior to the given vesting date pursuant to Section 8. The Company’s obligation to deliver Common Shares or otherwise make payment with respect to vested Restricted Share Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Restricted Share Units deliver to the Company any representations or other documents or assurances required pursuant to Section 20 of the Plan. The Participant shall have no further rights with respect to any Restricted Share Units that are paid or that terminate pursuant to Section 8.
8.Effect of Termination of Employment or Service. The Participant’s Restricted Share Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or in service to the Company or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment or service with the Company or a Subsidiary, whether with or without cause, voluntarily or involuntarily. If any unvested Restricted Share Units are terminated hereunder, such Restricted Share Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.
9.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 14(a) of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Restricted Share Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b).
10.Tax Withholding. Subject to Section 20 of the Plan, upon any distribution of Common Shares in respect of the Restricted Share Units, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Company or its Subsidiaries with respect to such distribution of shares at any applicable withholding rate. In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Restricted Share Units, the Company (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
11.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of or in service to the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
12.Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 19 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
14.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Restricted Share Units, and rights no greater than the right to receive the Common Shares as a general unsecured creditor with respect to Restricted Share Units, as and when payable hereunder.
15.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
16.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
17.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the British Virgin Islands without regard to conflict of law principles thereunder.
18.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.
19.Clawback Policy. The Restricted Share Units are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Restricted Share Units or any Common Shares or other cash or property received with respect to the Restricted Share Units (including any value received from a disposition of the shares acquired upon payment of the Restricted Share Units).
20.No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Restricted Share Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 10 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.
21.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Share Unit grant materials by and among, as applicable, the Company, or other or Parent or Subsidiary to which Participant is providing services (the Company and/or Parent or Subsidiary to which the Participant is providing services, collectively the “Service Recipient”) the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Share Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
Participant understands that Data will be transferred to a share plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any share plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a service provider and career with the Service Recipient will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Share Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

22.Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Share Unit grant shall be subject to any special terms and conditions set forth in the appendix (if any) to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

ESTABLISHMENT LABS HOLDINGS INC., a British Virgin Islands Company By: /s/ Juan Jose Chacon Quiros Its: Chief Executive Officer	PARTICIPANT /s/ Participant Signature or electronic acceptance

ESTABLISHMENT LABS HOLDINGS, INC.
2018 EQUITY INCENTIVE PLAN

UNITED KINGDOM
WRITTEN CONSENT FOR ELECTRONIC
ACCEPTANCE OF PLAN AGREEMENTS

1.I, the undersigned, [NAME] hereby agree that Establishment Labs Holdings, Inc. (the “Company”) may, in its sole discretion, decide to deliver the Establishment Labs Holdings, Inc. 2018 Equity Incentive Plan, as the same may be amended or modified (the “Plan”), and any and/or all documents related to the Plan and my participation in the Plan, including any award agreements (collectively, the “Plan Documents”), by electronic means or request my consent to participate in the Plan or accept any award under the Plan by electronic means. I understand that the Plan Documents that I accept and enter into on-line will be binding contracts and that by accepting such Plan Documents I will be legally bound thereto. I hereby consent to receive the Plan and the Plan Documents by electronic delivery and agree to participate in the Plan and take actions in connection with the Plan and any awards made pursuant thereto through any on-line or electronic system established and maintained by the Company, any of its parents, subsidiaries or affiliates, or another third party designated by the Company.

2.I acknowledge receipt of a copy of the Plan as in effect as of the date hereof and represent that I am familiar with the terms and provisions thereof.

PARTICIPANT
Signature
Print Name

ESTABLISHMENT LABS HOLDINGS INC.
2018 EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNIT AGREEMENT
COUNTRY ADDENDUM

TERMS AND CONDITIONS
This Country Addendum includes additional terms and conditions that govern the Award of Restricted Share Units granted to Participant under the Plan if Participant works in one of the countries listed below. If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Participant relocates to another country after receiving the Award of Restricted Share Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, and/or the Restricted Share Unit Agreement to which this Country Addendum is attached.
NOTIFICATIONS
This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of 2022 (except as otherwise noted below). Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant vests in the Restricted Share Units and acquires Shares, or when Participant subsequently sell Shares acquired under the Plan.
In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or is considered as such for local law purposes) or if Participant moves to another country after receiving the Award of Restricted Share Units, the information contained herein may not be applicable to Participant.
Participant is advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in his or her country may apply to his or her individual situation.

I.GLOBAL PROVISIONS APPLICABLE TO PARTICIPANTS IN ALL COUNTRIES OTHER THAN THE UNITED STATES
1.Foreign Exchange Considerations. Participant understands and agrees that neither the Company nor any Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Restricted Share Units granted to Participant under the Plan, or of any amounts due to under the Plan or as a result of the subsequent sale of any Shares acquired under the Plan. Participant agrees and acknowledges that he or she will bear any, and all risk associated with the exchange or fluctuation of currency associated with his or her participation in the Plan. Participant acknowledges and agrees that Participant may be responsible for reporting inbound transactions or fund transfers that exceed a certain amount. Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Restricted Share Units and Participant’s specific situation and understands that the relevant laws and regulations can change frequently and occasionally on a retroactive basis.
2.Tax Withholding Considerations. Participant acknowledges and agrees that, regardless of any action taken by the Company or any Service Recipient with respect to any or all income tax, social security, social insurances, national insurance contributions, social insurance contributions, payroll tax, fringe benefit, or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax Obligations”) including, without limitation, in connection with the grant of the Restricted Share Unit, the sale of Shares acquired under the Plan and/or the receipt of any dividends on such Shares, the ultimate liability for all Tax Obligations is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or any Service Recipient. Furthermore, Participant acknowledges that the Company and/or any Service Recipient (a) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Share Units or other benefits under the Plan and (b) do not commit to and are under no obligation to structure the terms of the grant of the Restricted Share Units, other benefits or any aspect of his or her participation in the Plan to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant becomes subject to tax in more than one jurisdiction or changes his or her jurisdiction of primary residence or employment between the date the Restricted Share Units are granted and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or any Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.
Prior to the issuance of Shares under the Plan or any other relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or any Service Recipient to satisfy all Tax Obligations. In this regard, Participant authorizes the Company and/or any Service Recipient, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Obligations by one or a combination of the following: (I) withholding from Participant’s wages or other compensation paid to him or her, (II) withholding from proceeds of the sale of the Shares purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), (III) by reducing the number of Shares otherwise deliverable to the Participant, (IV) payment by cash or check, or any other form of payment allowed under the Plan. Depending on the withholding method, the Company may withhold or account for Tax Obligations by considering applicable maximum applicable withholding rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the stock equivalent. Finally, Participant agrees to pay to the Company or applicable Service Recipient any amount of Tax Obligations that the Company or the Service Recipient may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue Shares under the Plan on Participant’s behalf and/or refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with my obligations in connection with the Tax Obligations.
3.Additional Participant Acknowledgements. By accepting the Restricted Share Unit Award, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent provided for in the Plan;
(b)all decisions with respect to future grants of options under the Plan, if applicable, will be at the sole discretion of the Company;
(c)the grant of the Restricted Share Units under the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Service Recipient, and shall not interfere with the ability of the Company or any Service Recipient, as applicable, to terminate Participant’s employment (if any);
(d)Participant is voluntarily participating in the Plan;
(e)the Restricted Share Units granted under the Plan and the Shares underlying such Restricted Share Units, and the income and value of same, are not intended to replace any pension rights or compensation;
(f)the Restricted Share Units granted under the Plan and the purchase of Shares underlying such Restricted Share Unit, and the income and value of same, are not part of Participant’s normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(g)the future value of the Shares underlying the Restricted Share Units granted under the Plan is unknown, indeterminable and cannot be predicted with certainty, and may be greater or less than the value of Shares on the date hereof and/or the dates of any issuances of Shares under the Plan;
(h)no claim or entitlement to compensation or damages shall arise from the forfeiture of all or any portion of the Restricted Share Units granted to Participant under the Plan as a result of the termination of his or her status as a Service Provider (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any) and, in consideration of the grant of the Restricted Share Unit Award under the Plan to which Participant is otherwise not entitled, Participant irrevocably agrees (I) never to institute a claim against the Company or any Service Recipient, (II) to waive Participant’s ability, if any, to bring such claim, and (III) to release the Company or any Service Recipient from any such claim that may arise; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, Participant shall be deemed irrevocably to have agreed to not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(i)in the event of the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is providing service or the terms of his or her employment or service agreement, if any), Participant’s right to participate in the Plan and all or any portion of the Restricted Share Units granted to Participant under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing service to the Company or any Service Recipient, and, in any event, will not be extended by any notice period mandated under the employment laws in the jurisdiction in which Participant is providing service or the terms of his or her employment or service agreement, if any (e.g., active service would not include a period of “garden leave” or similar period pursuant to the employment laws in the jurisdiction in which Participant is employed or the terms of his or her employment or service agreement, if any); the Company shall have the exclusive discretion to determine when Participant is no longer actively providing service for purposes of his or her participation in the Plan (including whether Participant may still be considered to be actively employed while on a leave of absence);
(j)in the event Participant is not an employee of the Company or any Service Recipient, Participant understands and agrees that neither the offer to participate in the Plan, nor his or her participation in the Plan, will be interpreted to form an employment or service contract or relationship with the Company or any Service Recipient, and furthermore, nothing in the Plan, this Agreement nor Participant’s participation in the Plan will be interpreted to form an employment or service contract with the Company or any Service Recipient; and
(k)the grant of the Restricted Share Unit Award under the Plan and the benefits evidenced by this Agreement do not create any entitlement not otherwise specifically provided for in the Plan, or provided by the Company in its discretion, to have such rights or benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with a sale of substantially all of the Company’s assets or a merger of the Company in which the Company is not the surviving corporation.
4.Data Privacy Consent. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Restricted Share Unit grant materials ("Data") by and among, as applicable, the Company, its Parent and Subsidiaries and the applicable Service Recipient for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Share Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. Participant understands that Data will be transferred to a stock plan service provider as may selected by the Company in the future, which may be assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the U.S. or elsewhere, and that the recipient’s country (e.g., the U.S.) may have different including less stringent data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the U.S., he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, its Subsidiaries, any applicable Service Recipient and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the U.S., he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Company will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Share Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
    Participant acknowledges that the Company has engaged E*TRADE and its affiliates to provide brokerage services in connection with the Plan (the “Third Parties”) as third parties to assist in implementation, administration and management of the Plan, and the Third Parties, together with their successors and assigns, will receive, possess, use and transfer the Data as contemplated hereby. Participant acknowledges that, from time-to-time the Company may replace the Third Parties with alternative service providers and may add other third parties as service providers in connection with the Plan. Participant further acknowledges that he or she will be asked to activate his or her account through E*TRADE and his or her use of the brokerage services are subject to the E*TRADE privacy statement located at https://us.etrade.com/l/f/privacy-statement.
5.Recommendation Regarding External Advice. Participant understands and agrees that none of the Company nor any Service Recipient are providing any tax, legal or financial advice, nor is the Company or any Service Recipient making any recommendations or assessments regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares, or any subsequent disposal or retention of such Shares. Participant understands that he or she is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

II.COUNTRY SPECIFIC PROVISIONS APPLICABLE TO PARTICIPANTS WHO PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES

ARGENTINA
Notifications
Securities Notification.
Neither the Restricted Share Units nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina. The offer of the Restricted Share Units is private and is not subject to the supervision of any Argentine governmental authority.
BELGIUM
Notifications
Tax Information.
Beginning on January 1, 2017, sales of Shares Participant acquires hereunder will generally be subject to a transaction tax (the applicable rate varies depending on the type of transaction) upon his or her sale of the Shares, which Participant will be responsible for reporting and paying. If Participant sells through a Belgian bank or broker, that bank or broker may facilitate reporting and payment of this tax on his or her behalf. Alternatively, if Participant sells through another bank or broker, Participant should report and pay the tax directly. Participant should consult his or her tax advisor or the website of the General Administration of Taxation for more information.
Foreign Asset/Account Reporting Information.
Participant is required to report any taxable income attributable to Restricted Share Units and Shares on his or her annual tax return. In addition, Participant is required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return. In a separate report, Participant may be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). Participant should consult with his or her personal tax advisor to determine his or her personal reporting obligations.
BRAZIL
Notifications
Exchange Control Information.
If Participant holds assets and rights outside Brazil with an aggregate value exceeding US$100,000, he or she will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$100,000 are not required to submit a declaration. Please note that the US$100,000 threshold may be changed annually.
CANADA
Terms and Conditions
Company’s Obligation to Pay
Notwithstanding anything to the contrary in this Agreement and the Plan, the Administrator shall not have the discretion to settle the Restricted Share Units in cash or Shares or combination of both, but only in Shares.
Forfeiture Upon Termination as a Service Provider
For the purposes of the Plan and this Agreement, Participant’s employment with the Company or Parent or Subsidiary of the Company shall be considered to have terminated effective on the last day of Participant’s actual and active employment with or engagement by the Company or Parent or Subsidiary of the Company, whether such day is selected by agreement with the individual, or unilaterally by Participant or the Company or Parent or Subsidiary of the Company, and whether with or without advance notice to Participant. For the avoidance of doubt, except as required by statute, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment or engagement that follows or is in respect of a period after a Participant’s last day of actual and active employment or engagement shall be considered as extending Participant’s period of employment or engagement for the purposes of determining Participant’s entitlement under the Plan or this Agreement.
Participant acknowledges and agrees that Participant shall have no entitlement to damages or other compensation arising from or related to not being granted or not receiving any Restricted Share Units which would have been granted or would have vested or accrued to such Participant after Participant’s last day of actual and active employment or if working notice of termination has been given; provided that, notwithstanding this or any other provision of the Plan or this Agreement, nothing herein is intended to limit any statutory entitlement Participant has on termination of Participant’s employment and such statutory entitlements, if any, shall apply despite any language in this Plan or any agreement to the contrary.
Participants must be actively employed or engaged as a Service Provider to be granted Restricted Share Units under the Plan.

Language
The following provisions will apply if Participant is a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.
COSTA RICA

No country-specific provisions.
CROATIA
No country-specific provisions.
DENMARK
Terms and Conditions
Exchange Control/Tax Reporting Information
Participant understands and acknowledges that he or she, if he or she establishes an account holding Shares or an account holding cash outside Denmark, may need to report such account to the Danish Tax Administration. Participant understands that he or she is encouraged to consult his or her personal tax, financial and legal advisors on these and any other matters related to Participant’s participation in the Plan.
Labor Law Acknowledgement
By accepting this Restricted Share Unit Award, Participant acknowledges that he or she understand and agrees that the Restricted Share Unit Award relates to future services to be performed and is not a bonus or compensation for past services.
Notifications
Stock Option Act.
With respect to Danish employees comprised (covered) by the Danish Stock Option Act, the following shall apply:
Participant acknowledges that he or she has received an employer statement in Danish setting forth the terms of his or her Restricted Share Unit Award, a copy of which is included as Exhibit A to this Agreement.
In the event that (i) Participant’s employer (“Employer”) terminates his or her employment for reasons other than his or her breach of the terms or conditions of his or her employment or any applicable employment agreement covering Participant (collectively, the “Employment Terms”), or (ii) Participant terminates the Employment Terms due to material breach on the part of the Company or Employer, Participant, irrespective of the termination, will be entitled to receive settlement of any Restricted Share Units granted in accordance with this Agreement and the Plan.
If Participant terminates his or her employment with Employer without the Company or Employer being in material breach of the Employment Terms, all Restricted Share Units will be forfeited and lapse without further notice or compensation.
If Employer terminates and/or summarily dismisses Participant due to his or her breach of the Employment Terms, all unvested Restricted Share Units will be forfeited and lapse without further notice or compensation at the effective date of termination.
In the event of Participant’s death, the Restricted Share Units will lapse without further notice and compensation as at the time of death. The estate and/or the beneficiaries are subject to the terms governing the Restricted Share Units and the related Shares, including this Agreement and the Plan.

Upon retirement due to old age ("folkepension") or separate agreement in this respect and in the event of disability, Participant, irrespective of the termination of employment, will be entitled to settlement of unvested Restricted Share Units in accordance with the terms of this Agreement and the Plan.
The Restricted Share Unit Award is not to be included in the calculation of holiday allowance, severance pay, statutory allowance and compensation, pension and similar payments.
For the avoidance of doubt, under this heading, the term “Stock Option Act” shall only apply to employees who by virtue of applicable choice of law rules fall within Danish employment law regulations and the scope of the Danish Stock Option Act.
Foreign Bank Account Reporting.
If Participant establishes an account holding Shares or an account holding cash outside of Denmark, he or she must report the account to the Danish Tax Administration, the form for which can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.)
Exchange Control and Tax Reporting Notification.
To the extent permitted by the Company, Participant may hold Shares acquired under the Plan in a safety-deposit account (e.g., brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Shares are held with a non-Danish broker or bank, Participant is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, a Danish Plan participant must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request from Participant, not later than February 1 of each year, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable broker or bank with which the account is held does not wish to, or pursuant to the laws of the country in question, is not allowed to assume such obligations to report, Participant will be solely responsible for providing certain details regarding the foreign account and any shares acquired and held in such account to the Danish Tax Administration as part of Participant’s annual income tax return. By signing the Form V, Participant at the same time authorize the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at: www.skat.dk/getFile.aspx?Id=47392.
In addition, when Participant opens a deposit account or brokerage account for the purpose of holding cash outside of Denmark, the account will be treated as a deposit account because cash may be held in the account. Therefore, Participant must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request from Participant, not later than February 1 of each year, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable financial institution with which the account is held does not wish to, or pursuant to the laws of the country in question, is not allowed to assume such obligations to report, Participant will be solely responsible for providing certain details regarding the foreign account and any shares acquired and held in such account to the Danish Tax Administration as part of his or her annual income tax return. By signing the Form K, Participant at the same time authorize the Danish Tax Administration to examine the account. A sample of the Declaration K can be found at: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.
FRANCE

Terms and Conditions
English Language
If this Agreement or any other document related to the Restricted Share Unit Award, acquisition of the Shares or the Plan is translated into a language other than English, and if the translated version is different from the English version, the English language version will take precedence. Participant confirms having read and understood the documents relating to the Plan, including, without limitation, this Agreement, which were provided to Participant in English, and waive any requirement for the Company to provide these documents in any other language. In addition, French Participants acknowledge and agree to the following:
Disposition relative à l’utilisation de la langue anglaise. Par la présente, je consens à recevoir les informations relatives au Plan, l’option et mon droit d'acheter des actions et d’achat d’action en anglais par le biais à travers mon enterance dans cette Convention d'Attribution et l'acceptation l’ Option. Particulièrement, je reconnais comme les parties reconnaissent avoir exigé la rédaction en anglais du Plan, la Convention d’Attribution, et ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à la présente convention.
Notifications
Tax Reporting Information
French residents may hold Shares outside of France, provided that they declare all foreign accounts, whether open, current or closed, on their annual income tax return.
GERMANY
Terms and Conditions
Tax Indemnity
Participant agrees to indemnify and keep indemnified the Company or any Parent or Subsidiary and his or her employing company, if different, from and against any liability for or obligation to pay any obligation with respect to Tax Obligations (including but not limited to wage tax, solidarity surcharge, church tax or social security contributions) that is attributable to (1) the grant or settlement of, or any benefit derived by Participant from, the Restricted Share Units, (2) the acquisition by Participant of the Shares, or (3) the disposal of any Shares.
Notifications
Exchange Control Information
Participant understands that if he or she remits proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that Participant makes or receives a payment in excess of this amount, he or she understands and agrees that he or she is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, Participant must also report on an annual basis in the event that he or she hold Shares exceeding 10% of the total voting capital of the Company. The online filing portal can be accessed at www.bundesbank.de.
ITALY

Terms and Conditions
Data Processing
The Controller of personal data processing is located in the State of California, USA, and, pursuant to D.lgs 196/2003, its representative in Italy is with registered offices at Piazza Meda 5, 20121, Milano, Italy. Participant understands that the Data may be transferred to the Company or any of its Parents or Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required from the sale of Shares may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above-mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. The processing activity, including the transfer of Participant’s personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.
Notifications
Exchange Control Information
Participant understands that he or she is required to report in his or her annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. Dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. Dollars, if the investment may give rise to income in Italy.
JAPAN
Terms and Conditions
Restrictions on Transfer.
The Restricted Share Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution.
Tax could apply upon grant if the Restricted Share Unit Award is transferable or if Participant could enjoy the benefit of the Restricted Share Units in any manner other than by vesting in the Restricted Share Units. Participant should consult his or her personal tax adviser regarding those issues.
Notifications
Exchange Control.
If Participant acquires Shares with a value in excess of JPY 100,000,000 in a single transaction, Participant must file an ex post facto Report Concerning Acquisition of Shares with the Japanese Ministry of Finance through the Bank of Japan within 20 days of acquiring the Shares. The forms to make these reports may be acquired at the Bank of Japan.

Foreign Asset Reporting.
Details of any assets held outside Japan on an annual basis as of December 31 (including Shares acquired under the Plan) must be reported to the Japanese tax authorities, to the extent such assets have a total net fair market value exceeding JPY 50,000,000. Such report is due by March 15 of the next year. Participant should consult with his or her personal tax advisor to determine if the reporting obligation applies to Participant and whether Participant will be required to include details of Participant’s outstanding Restricted Share Units, as well as Shares, in the report.

SERBIA
Notifications
Securities Notice.
The Shares have not been registered in Serbia.
Approvals.
Participant acknowledges and agrees that it is Participant’s responsibility to obtain any consents or approvals from any third party that may be required from time-to-time by any then applicable Serbian law for the disposal of any Shares.
SPAIN
Notifications
Foreign Assets Reporting.
Participant may be subject to certain tax reporting requirements with respect to assets, rights, or foreign currency that Participant holds outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Shares acquired at vesting are subject to this reporting requirement.
If applicable, Participant must report his or her foreign assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31; additional reporting requirements may apply if Participant’s assets or asset increases exceed these amounts.
In addition, Participant must notify the Registry of Investments at the Spanish Ministry of Industry, Commerce and Tourism of investments in securities of companies not listed in Spain, which are deposited in a non-resident account. Participant must file form D-6 by January 31 each year stating the value of their investments in non-Spanish listed shares as of December 31 of the previous calendar year.
Share Reporting Requirement.
The acquisition of Shares must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for Shares owned as of December 31 of each year; however, if the value of the

Shares acquired or the amount of the sale proceeds exceeds a designated amount the declaration must be filed within one (1) month of the acquisition or sale, as applicable.

Foreign Currency Payments.
When receiving foreign currency payments exceeding €50,000 derived from the ownership of Shares (i.e., dividends or proceeds from the sale of the Shares), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.
SWEDEN
No country-specific provisions.
SWITZERLAND
No country-specific provisions.
THAILAND
Notifications
Exchange Control Notification.
When Participant sells the Shares received following vesting of the Restricted Share Units, Participant must immediately repatriate all cash proceeds to Thailand. Thereafter, Participant must convert such proceeds to Thai Baht or deposit them into a foreign currency account within 360 days of repatriation. If the amount of Participant’s proceeds is US$50,000 (or its equivalent) or more, Participant must specifically report the inward remittance to a commercial bank being an authorized agent or other authorized agent of the Bank of Thailand on a foreign exchange transaction form to declare the purpose of such inward remittance. If Participant fails to comply with these obligations, Participant may be subject to penalties assessed by the Bank of Thailand. Participant should consult his or her personal advisor before taking action with respect to remittance of proceeds from the sale of Shares into Thailand. Participant is responsible for ensuring compliance with all exchange control laws in Thailand.
UNITED ARAB EMIRATES
Notifications
Securities Law Information.
Participation in the Plan is being offered only to eligible individuals and is in the nature of providing equity incentives to individuals in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to eligible individuals and must not be delivered to, or relied on by, any other person. Prospective acquirors of the securities offered should conduct their own due diligence on the securities. If Participant does not understand the contents of the Plan or the Agreement, Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Tax Obligations.
The following provision supplements Section 2 of Part I of this Country Addendum: Tax Obligations shall include primary and to the extent legally possible secondary class 1 National Insurance Contributions. Participant agrees that the Company or Participant’s employer may calculate the Tax Obligations to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right Participant may have to recover any overpayment from relevant U.K. tax authorities. Participant understands and agrees that if payment or withholding of any income tax liability arising in connection with Participant’s participation in the Plan is not made by Participant to his or her employer within ninety days of the end of the tax year of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), that the amount of any uncollected income tax will constitute a loan owed by Participant to his or her employer, effective on the Due Date. Participant understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by Participant, and the Company and/or Participant’s employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Agreement.
Notwithstanding the foregoing, Participant understands and agrees that if he or she is a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), he or she will not be eligible for such a loan to cover the income tax liability. Participant further understands that, in the event that Participant is such a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute an additional benefit to Participant on which additional income tax and National Insurance Contributions will be payable. Participant understands and agrees that he or she is be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or Participant’s employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 National Insurance Contributions due on this additional benefit which the Company or Participant’s employer may recover from Participant by any of the means referred to in the Plan and/or this Agreement.
NIC Indemnity.
Participant acknowledges and agrees, as a condition of participation in the Plan and vesting in the Restricted Share Units or receipt of any benefit in connection with the Restricted Share Units, to indemnify the Company against any liability of any person to account for any tax liability associated with the Restricted Share Units, which includes any tax liability to account to HMRC or other tax authority for any amount of, or representing, income tax or employees’ or any employer’s NIC or any other tax charge levy or other sum, whether under the laws of the U.K. or otherwise, which may arise on the gain realized that is treated as remuneration derived from Participant’s employment by virtue of Section 4(4)(a) of the Social Security Contributions and Benefits Act 1992 (“Option Tax Liability”), on the grant, vesting, assignment or release of the Restricted Share Units or the acquisition, holding and/or disposal of Shares pursuant to the

Agreement. The Company shall not be obliged to allot and issue or procure the transfer of any Shares pursuant to the Agreement and this Country Addendum unless and until Participant has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify it in full against any Option Tax Liability. Participant undertakes that he or she shall, if requested to do so, join with Participant’s Employer in making an election for the transfer to Participant of the whole, or such part as the Company may determine, of any liability to employer's NICs ("NIC Joint Election"). Further, by entering into an NIC Joint Election Participant authorizes Participant’s Employer or the Company to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from Participant’s salary or other payments due or the sale of sufficient Shares acquired pursuant to the Restricted Share Units.
Securities Disclaimer.
Neither this Agreement nor the Country Addendum is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and this Restricted Share Unit Award is granted under this Agreement in the UK exclusively to bona fide employees and former employees and any other UK Subsidiary.